                                                                     Exhibit 4.5







                           DIRECT GENERAL CORPORATION




                          COMMON STOCK PURCHASE WARRANT




                           EXPIRING NOVEMBER 25, 2004





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                                TABLE OF CONTENTS

                                                                                Page
1.       Exercise of Warrant......................................................1
         1.1      Manner of Exercise..............................................1
         1.2      When Exercise Deemed Effected...................................2
         1.3      Delivery of Stock Certificates, etc.............................2

2.       Adjustment of Common Stock Issuable Upon Exercise .......................3
         2.1      Number of Shares; Warrant Price.................................3
         2.2      Adjustment of Warrant Price.....................................3
         2.3      No Fractional Shares to be Issued..............................10
         2.4      Statement Specifying Adjusted Warrant Price....................10
         2.5      Company Will Reserve Stock for Exercise........................10
         2.6      Corporate Action; Registration.................................10
         2.7      No Charge for Exercise.........................................11

3.       Consolidation, Merger, Sale of Assets, Reorganization, etc..............11
         3.1      General Provisions.............................................11
         3.2      Assumption of Obligations......................................12

4.       Notices of Corporate Action.............................................13

5.       Restrictions on Transfer................................................14
         5.1      Restrictive Legends............................................14
         5.2      Notice of Proposed Transfer; Opinions of Counsel...............15
         5.3      Termination of Restrictions....................................16
         5.4      Right of First Offer...........................................16
         5.5      Stockholders Agreement.........................................17

6.       Registration Under Securities Act, etc..................................17
         6.1      Required Registrations.........................................17
         6.2      Incidental Registration........................................18
         6.3      Registration Procedures........................................19
         6.4      Allocation of Expenses.........................................23
         6.5      Indemnification and Contribution...............................23
         6.6      Indemnification with Respect to Underwritten Offering..........26
         6.7      Information by Holder..........................................27
         6.8      "Stand-Off" Agreement..........................................27
         6.9      Rule 144 Requirements..........................................27
         6.10     Selection of Underwriter.......................................28

7.       Listing on Securities Exchange..........................................28

8.       Ownership, Transfer and Substitution of Warrants........................28


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
                                                                                Page
         8.1      Ownership of Warrants..........................................28
         8.2      Transfer and Exchange of Warrants..............................29
         8.3      Replacement of Warrants........................................29

9.       Definitions.............................................................29

10.      Remedies................................................................33

11.      No Rights or Liabilities as Warrantholder...............................33

12.      Notices.................................................................33

13.      Miscellaneous...........................................................34

14.      Expiration; Notice......................................................34


Form of Subscription
Form of Notice

                          Common Stock Purchase Warrant
                           Expiring November 25, 2004


                                                              New York, New York
                                                               November 25, 1996

No. W-1

        DIRECT GENERAL CORPORATION, a Tennessee corporation (the "Company"), for value received, hereby certifies that ELDON CAPITAL, INCORPORATED or registered assigns, is entitled to purchase from the Company 16,255 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, no par value, of the Company (the "Common Stock") at the purchase price per share of $49.22, at any time or from time to time on or prior to 3 P.M., New York City time, on November 25, 2004, all subject to the terms, conditions and adjustments set forth below in this Warrant.

        This Warrant (together with all Warrants issued in substitution herefor, the "Warrants") was originally issued pursuant to the Engagement Agreement, dated as of November 18, 1996, between the Company and Eldon Capital, Incorporated, a Delaware corporation. The Warrant originally so issued evidences rights to purchase an aggregate of 16,255 shares of Common Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Section 9.

        1. Exercise of Warrant.

        1.1 Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) duly executed by such holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock subject to this Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock subject to such offering), accompanied by payment, in cash by wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such form of subscription by (b) $49.22 and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided in section 2.

        1.2 When Exercise Deemed Effected. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

        1.3 Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within ten Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock subject to this Warrant, in which event concurrently with such exercise), the Company at its expense will cause to be issued in the name of and delivered to the holder hereof or, subject to section 5, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

                (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share of such Common Stock on the Business Day next preceding the date of such exercise, and

                (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1.1.

        2. Adjustment of Common Stock Issuable Upon Exercise.

        2.1 Number of Shares; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to section 1.1, by a fraction of which (i) the numerator is $49.22 and (ii) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $ 49.22 per share, shall be adjusted and readjusted from time to time as provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2.

        2.2 Adjustment of Warrant Price. The Warrant Price specified in section
2.1 shall be subject to adjustment from time to time as follows:

        (A) Issuance of Shares of Common Stock. In case the Company at any time or from time to time after the Initial Date shall issue or sell any shares of Common Stock (including shares held in the treasury of the Company) or any Convertible Securities (as hereinafter defined) without consideration, or for a consideration per share less than the Warrant Price in effect (exclusive of (i) any subdivision or consolidation by subparagraph 2.2(D) hereof and (ii) shares of Common Stock issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock), in each case, on the date of and immediately prior to such issue or sale, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest one-tenth of one cent) determined by multiplying such Warrant Price by a fraction,

                (x) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus
        (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such shares of Common Stock so issued or sold would purchase at the Warrant Price, and

                (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this clause (A), (a) immediately after any shares of Common Stock are deemed to have been issued pursuant to paragraphs 2.2(c) or 2.2(d), such shares of Common Stock shall be deemed to be outstanding and (b) all shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock shall be deemed to be included in "Common Stock outstanding".

        (B) Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the Initial Date shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on any Common Stock, other than a dividend payable in shares of Common Stock or in Options for Common Stock, then, and in each such case, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest one-tenth of one cent) determined by multiplying such Warrant Price by a fraction,

                (x) the numerator of which shall be the Current Market Price in effect on such record date less the value of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                (y) the denominator of which shall be such Current Market Price.

        For the purpose of this section 2.2, the following provisions shall also be applicable:

                (a) In case of the issuance or sale for cash of shares of Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of gross cash received by the Company therefor (or, if such shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price).

                (b) In case of either (i) the issuance (otherwise than upon exercise, conversion or exchange of Convertible Securities) or sale for a consideration other than cash, of shares of Common Stock or Convertible Securities or (ii) the issuance or grant for a consideration other than cash, or a consideration a part of which shall be other than cash, of shares of Common Stock or Convertible Securities (including, without limitation, any such shares of Common Stock or Convertible Securities issued in connection with the consolidation or merger of another Company with or into the Company and any such shares of Common Stock or Convertible Securities issued in connection with the reclassification of securities other than Common Stock), the amount of the consideration other than cash received by the Company for such shares of Common Stock or Convertible Securities shall be deemed to be the gross value of such consideration as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof) as of the day such shares of Common Stock or Convertible Securities are issued, granted or sold, as the case may be.

                (c) In case at any time after the Initial Date, the Company in any manner issues or grants (whether by dividend or otherwise) or sells any Convertible Securities and the price per share for which Common Stock is issuable upon the exercise, conversion or exchange of such Convertible Securities at the time such Convertible Securities first become exercisable, convertible or exchangeable (determined by dividing

                (x) in the case of an issue or grant of any Convertible Securities, the total amount, if any, received or receivable by the Company as consideration for the issue or grant of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of such Convertible Securities for Common Stock at the time such Convertible Securities first become exercisable, convertible or exchangeable, by

                (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable)

shall be less than the Warrant Price in effect immediately prior to the time of the issue, grant, or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become exercisable, convertible or exchangeable shall (as of the date of issue, grant, or sale of Convertible Securities) be deemed to be outstanding and to have been issued for said price per share; provided that (i) no further adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Convertible Securities and (ii) Convertible Securities issued or granted pro rata to Warrantholders without consideration (whether by dividend or otherwise) and Convertible Securities issuable by way of dividend or other distribution to Warrantholders shall be deemed to have been issued or granted at the close of business on the date fixed for the determination of Warrantholders entitled to such Convertible Securities and shall be deemed to have been issued without consideration.

                (d) In the case of the payment or making of a dividend or other distribution on Common Stock payable in Common Stock or Convertible Securities, the aggregate number of shares of Common Stock or the aggregate amount of such Convertible Securities issued in payment of such dividend or other distribution shall be deemed to have been issued at the close of business on the date fixed for the determination of Warrantholders entitled to such dividend or other distribution and shall be deemed to have been issued without consideration.

                (e) In the case of the payment or making of a dividend or other distribution on Common Stock in property (excluding Common Stock and Convertible Securities but including all other securities), such dividend or other distribution shall be deemed to have been paid or made at the close of business on the date fixed for the determination of Warrantholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property, as determined in good faith by the Board of Directors of the Company at the time of the declaration of such dividend or other distribution.

                (f) The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock at the close of business on the date fixed for determination of Warrantholders entitled to receive such Common Stock. This paragraph (f) is not intended to refer to the conversion of any share of the Series A Preferred Stock or Series B Preferred Stock in accordance with its terms.

                (g) If the Company shall enter into a contract for the sale or exchange of its Common Stock or Convertible Securities, such Common Stock or Convertible Securities shall be deemed to have been issued on the date such contract is made; provided that (i) if on the date such contract is made the number of shares of Common Stock or the amount of Convertible Securities to be issued cannot be determined, such Common Stock or Convertible Securities shall be deemed to have been issued on the earliest date such determination can be made, and (ii) if such Common Stock or Convertible Securities or any part thereof, are not in fact issued, the Warrant Price, to the extent adjusted as the result of the provisions of this clause (g), shall be appropriately readjusted.

                (h) Common Stock held in the treasury of the Company shall not be deemed to be outstanding.

                (i) If the purchase/exercise price provided for in any Convertible Securities referred to in clause (c) of this section 2.2, or the rate at which any Convertible Securities referred to in clause (c) of this section 2.2 are convertible into or exchangeable for shares of Common Stock, shall change or a different purchase/exercise price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Warrant Price shall forthwith be increased or decreased to such Warrant Price as would have been obtained had the adjustments made upon the issuance, grant or sale of such Convertible Securities been made upon the basis of (i) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise, conversion or exchange or such Convertible Securities, and the total consideration received therefor, and (ii) the issuance at the time of such change of any such Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration or termination of any such right to exercise, convert or exchange any Convertible Securities, the Warrant Price shall forthwith be increased or decreased to such Warrant Price as would have obtained (x) had the adjustment made upon the issuance, grant or sale of such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise, conversion or exchange of such Convertible Securities, and the total consideration received therefor and (y) had adjustments been made on the basis of the Warrant Price as adjusted under foregoing subclause (x) for all issues, grants and sales of shares of Common Stock and Convertible Securities. If the exercise price provided for in any Convertible Securities referred to in clause
        (c) of this section 2.2 or the rate at which any Convertible Securities referred to in clause (c) of this section 2.2 are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise, conversion or exchange or any such Convertible Securities, the Warrant Price shall forthwith be decreased to such Warrant Price as would have been obtained had the adjustments made at the time of the issuance, grant or sale of such Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered at such decreased purchase price or rate as aforesaid.

                (j) There shall be no adjustment in the Warrant Price in the case of the issuance of any shares of Common Stock or Convertible Securities by the Company pursuant to the issuance of Common Stock upon exercise of the Warrants or conversion of the Series A Convertible Preferred Stock, no par value, of the Company or the Series B Convertible Preferred Stock, no par value, of the Company.

        (C) Notwithstanding the provisions of subparagraphs (A) and (B) above, the Warrant Price shall not be adjusted upon the issuance of any shares of Common Stock or Convertible Securities of the Company as provided in this section 2.2 in the event that the affirmative vote or consent of the holders of a majority of the outstanding Warrants, voting or consenting separately as a class, given in writing or by resolution adopted at a meeting called for such purpose, is obtained agreeing to waive such adjustment.

        (D) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Warrant Price in effect immediately prior to such subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination, shall, simultaneously with the effectiveness of such combination, be proportionately increased.

        (E) The provisions of this section 2.2 shall similarly apply to successive issues, grants, sales, dividends or other distributions, subdivisions and combinations on or of shares of Common Stock.

        2.3 No Fractional Shares to be Issued. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the exercise of the Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares so surrendered by such holder. Instead of any fractional share of Common Stock which would otherwise be issuable upon exercise of any Warrant, the Company shall pay a cash adjustment in respect of a fraction based upon the fair value of such share as determined by the Board of Directors.

        2.4 Statement Specifying Adjusted Warrant Price. Whenever the Warrant Price shall, be adjusted pursuant to the provisions of section 2.1, the Company shall file at its principal executive offices and shall mail within fifteen days after the date upon which such adjustment shall be made by registered or certified mail, to each registered holder of Warrants, a statement signed by a responsible financial officer of the Company specifying the Warrant Price determined as provided in section 2.1 and setting forth in reasonable detail the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based.

        2.5 Company Will Reserve Stock for Exercise. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants as herein provided, such number of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly authorized and, when issued upon exercise of the Warrants, shall be validly issued and fully paid and nonassessable.

        2.6 Corporate Action; Registration. The Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Warrant Price. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of the Warrants require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be.

        2.7 No Charge for Exercise. The issuance of certificates for shares of Common stock upon the exercise of any Warrants shall be made without charge to the exercising holder of the Warrant for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder of the Warrant; provided, however, that the Company shall not be required to pay any taxes or other governmental charges which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or provided for. The Company may also require, as a condition to the issuance and delivery of any such certificate, an opinion of counsel acceptable to the Company to the effect that the proposed transfer does not require registration under federal or any state securities law.

        3. Consolidation, Merger, Sale of Assets, Reorganization, etc.

        3.1 General Provisions. In case the Company, after the Initial Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Company of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, Common Stock shall be changed into or exchanged for cash, stock or other securities of any other Person or any other property, or
(c) shall transfer all or substantially all of its properties and assets to any other Person, or (d) shall effect a capital reorganization or reclassification of Common Stock (other than a capital reorganization or reclassification resulting in the issue of shares of Common Stock for which adjustment in the Warrant Price is provided in section 2.1), then, and in the case of each such transaction, the Company shall give written notice thereof to each holder of any Warrant not less than 30 days prior to the consummation thereof and the holder of this Warrant, at the time of the consummation of such transaction, shall be entitled to receive, at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock issuable upon the exercise of this Warrant immediately prior to such consummation, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such purchase, tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)
(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, and if the holder of this Warrant so designates in a notice given to the Company, the holder of this Warrant shall be entitled to receive the amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if the holder of this Warrant had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such purchase, tender or exchange offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3.

        3.2 Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in subdivisions (a) through (d) of section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any cash, stock or other securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and
(b) the obligation to deliver to such holder such cash, stock or other securities or other property as, in accordance with the foregoing provisions of this section 3, such holder may be entitled to receive.

        4. Notices of Corporate Action. In the event of

                (a) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 30 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

        5. Restrictions on Transfer.

        5.1 Restrictive Legends. Except as otherwise permitted by this section 5, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. This Warrant and such shares are also subject to certain restrictions on transferability imposed hereby and by the Amended and Restated Stockholders Agreement, dated as of November 25, 1996, among the Company and the stockholders of the Company, a copy of which is on file at the offices of the Company."

Except as otherwise permitted by this section 5, each certificate for Common Stock issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares are also subject to certain restrictions on transferability imposed by Common Stock Purchase Warrants expiring November 25, 2004, and the Amended and Restated Stockholders Agreement, dated as of November 25, 1996, among the Company and the stockholders of the Company, copies of which are on file at the offices of the Company."

        5.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144 or any comparable rule under such Act), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this section 5.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

                (i) If in the opinion of counsel for the holder the proposed transfer may be effected without registration, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in section 5.1 unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act.

                (ii) If the opinion of such counsel for the holder is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act, such holder shall not be entitled to transfer such Restricted Securities (other than in a transfer pursuant to Rule 144 or any comparable rule under the Securities Act) until the conditions specified in subdivision
        (i) above shall be satisfied or until registration of such Restricted Securities under the Securities Act has become effective.

Notwithstanding the foregoing provisions of this section 5.2, the holder of any Restricted Securities shall be permitted to transfer any such Restricted Securities pursuant to Rule 144A under the Securities Act, provided that each transferee agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this section 5.2.

        5.3 Termination of Restrictions. The restrictions imposed by this section 5 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a person who has not been an affiliate of the Company for at least three months, for a period of at least a three years, all as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within ten days, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in section
5.1 hereof.

        5.4 Right of First Offer. If the holder of this Warrant shall desire to sell this Warrant in whole or in part (the "Offered Warrant") such holder (the "Selling Holder") shall first offer the Offered Warrant to the Company, by written notice to the Company, setting forth the terms and conditions upon which the Selling Holder proposes to sell the Offered Warrant. The Company shall have the exclusive right during the period of 30 days next following receipt of such notice to elect to purchase all, but not less than all, of the Offered Warrant. If the Company shall default in making payment in full for all of the Offered Warrant to be sold, or if all of the Offered Warrant is not purchased by the Company, the Selling Holder may sell the Offered Warrant so offered hereunder to any person on terms no more favorable to such person than those contained in the offer to the Company, provided the transferee thereof shall agree (in such manner as the Company may reasonably require) to become upon any exercise of this Warrant legally bound by all of the restrictions, terms and conditions of the Stockholders Agreement in accordance with section 5.5. hereof. If, however, the Selling Holder does not effect such sale within 180 days after the termination by passage of time or default of the first offer rights created under this section 5.4, the Selling Holder may not thereafter transfer this Warrant in whole or in part without again complying with the provisions of this section 5.4. All purchase transactions between the Company and the Selling Holder pursuant to this section
5.4 shall be consummated at a closing to be held no later than five days after the expiration of the thirty day option period provided for herein. At the closing, the Company shall deliver to the Selling Holder the consideration (cash or other) against delivery of the appropriate Warrant certificate duly endorsed for transfer.

        5.5 Stockholders Agreement. In connection with any exercise of this Warrant, the holder hereof agrees to become a party to the Stockholders Agreement with respect to any shares of Common Stock issued upon such exercise, and will be legally bound by all of the restrictions, terms and conditions of the Stockholders Agreement. Any shares of Common Stock issued upon the exercise of this Warrant are subject to the restrictions on transfer contained in the Stockholders Agreement, in addition to the restrictions contained in this section 5.

        6. Registration Under Securities Act, etc.

        6.1 Required Registrations. Whenever any Stockholder or Stockholders shall request registration pursuant to section 10.1 of either of the Purchase Agreements, the Company shall promptly give written notice of such proposed registration to all Warrantholders. Such Warrantholders shall have the right, by giving written notice to the Company within thirty days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Warrantholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines in good faith that, because of marketing factors, all of the Registrable Securities requested to be registered by all holders of Registrable Securities may not be included in the offering, then all holders who have requested registration shall participate in the offering pro rata based upon the number of Registrable Securities that they have requested to be so registered. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1, Form S-2 or

Form S-3 (or any successor form), of all Registrable Shares that the Company has been requested to so register.

        6.2 Incidental Registration. (a) Whenever the Company proposes to file a Registration Statement (other than pursuant to subsection 6.1) at any time and from time to time, it will, prior to such filing, give written notice to all Warrantholders of its intention to do so and, upon the written request of a Warrantholder or Warrantholders given within thirty days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Warrantholder or Warrantholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Warrantholder or Warrantholders; provided that the Company, shall have the right to postpone or withdraw any registration effected pursuant to this section 6.2 without obligation to any Warrantholder.

        (b) In connection with any offering by the Company under this section
6.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the good faith opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company (giving effect to the conversion into Common Stock of all securities convertible into Common Stock). If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

        6.3 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

        (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration statement to become and remain effective;

        (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or forty five days after the effective date thereof;

        (c) as expeditiously as possible furnish to each selling Warrantholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Warrantholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Warrantholder;

        (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Warrantholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Warrantholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Warrantholder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

        (e) use its best efforts to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

        (f) furnish to each seller of Registrable Shares a signed counterpart, addressed to such seller (and the underwriters, if any), of

                (x) an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                (y) a "comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller (or the underwriters, if any) may reasonably request; provided that the Company will be required to furnish such an accountants' letter only if and to the extent such a letter is also being delivered to the Company or to any other Securityholder in connection with such registration;

        (g) immediately notify each seller of such Registrable Shares, and (if requested by any such seller) confirm such advice in writing, (w) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (x) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (y) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

        (h) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

        (i) as promptly as practicable notify each holder of Registrable Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, (whereupon the selling warrant holders shall immediately cease making offers of Registrable Shares and shall return all prospectuses to the Company), and at the request of any such holder promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (j) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least five business days prior to the filing thereof;

        (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such Registration Statement not later than the effective date of such Registration Statement;

        (l) cooperate with the sellers of such Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which securities shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Shares to be in such denominations and registered in such names as such sellers may request at least two business days prior to any sale of Registrable Shares;

        (m) use its best reasonable efforts (x) to cause all such Registrable Shares covered by such registration statement to be listed on a national securities exchange (if such Registrable Shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Shares is then permitted under the rules of such exchange, or (y) to secure designation of all such Registrable Shares covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, secure NASDAQ authorization for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with the NASD;

        (n) provide a CUSIP number for all Registrable Shares, not later than the effective date of the applicable Registration Statement; and

        (o) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

        6.4 Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this section 6, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this section 6, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees, and expenses of counsel for the Company and the fees and expenses of one counsel selected by the selling Warrantholders to represent the selling Warrantholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and the fees and expenses of selling Warrantholders' own counsel (other than the counsel selected to represent all selling Warrantholders).

        6.5 Indemnification and Contribution. (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such seller, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter, or controlling person specifically for use in the preparation thereof.

        (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriter, on controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the obligations of such Warrantholders hereunder shall be limited to an amount equal to the proceeds to each Warrantholder of Registrable Shares sold in connection with such registration.

        (c) Each party entitled to indemnification under this section 6.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section 6. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

        (d) In order to provide for just and equitable contribution to joint liability under the Securities Act or otherwise, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this section 6.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section 6.5 provides for indemnification in such case, or (ii) contribution may be required on the part of any such selling Warrantholder or any such controlling person in circumstances for which indemnification is provided under this section 6.5; then, in each such case, the Company and such Warrantholder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Shares covered by the Registration Statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement, provided, that for purposes of clauses (x) or (y), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder could have been required to pay to an indemnified party if the indemnity under subsection (b) of this section 6.5 was available. No person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

        6.6 Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to section 6.1(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

        6.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this section 6.

        6.8 "Stand-Off" Agreement. Each Warrantholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Warrantholder for a specified period of time (not to exceed 120 days) following the effective date of a Registration Statement; provided, that:

                (a) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

                (b) all Warrantholders holding not less than the number of shares of Common Stock held by such Warrantholder (including shares of Common Stock issuable upon the exercise of Warrants, or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company enter into similar agreements.

        Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standoff period.

        6.9 Rule 144 Requirements. After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

        6.10 Selection of Underwriter. In the case of any registration effected pursuant to this section 6, the Company shall have the right to designate the managing underwriter in any underwritten offering.

        7. Listing on Securities Exchange. The Company will list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon exercise of the Warrants, and will maintain such listing of, all shares of Common Stock from time to time issuable upon exercise of the Warrants.

        8. Ownership, Transfer and Substitution of Warrants.

        8.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to section 7, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

        8.2. Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with section 5, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

        8.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant, and upon, delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

        Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed.

        Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

        Common Stock: the Company's Common Stock, no par value, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to


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

a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

        Company: Direct General Corporation, a Tennessee corporation.

        Convertible Securities: (i) any obligations, rights, warrants or options exercisable with respect to the Common Stock or shares of stock of obligations, rights, warrants or options which by their terms are convertible into or exchangeable or exercisable for Common Stock, and (ii) any obligations, rights or other options exercisable with respect to the Common Stock or shares of stock or obligations, rights, warrants or options which by their terms are convertible into or exchangeable for obligations or shares of stock which in turn are, directly or indirectly, convertible into or exchangeable or exercisable for Common Stock.

        Current Market Price: on any date of determination, the fair value of one share of the Common Stock determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date of determination.

        Exchange Act: the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

        Initial Date: November 25, 1996.

        NASD: the National Association of Securities Dealers.

        Options: rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities.

        Person: an individual, a partnership, an association, a joint venture, a Company, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

        Public Offering: the issuance by the Company in an initial registered public offering under the Securities Act of shares of its Common Stock.

        Purchase Agreements: the two Purchase Agreements, each dated as of November 18, 1996, between the Company and Eldon Capital Partners, L.P. and Eldon Capital Partners (International), L.P., respectively.

        Registrable Securities: collectively, (a) Registrable Shares, (b) "Registrable Shares" under the Purchase Agreements and (c) to the extent included in any registration pursuant to section 10.1 of either of the Purchase Agreements, (i) the securities entitled to registration pursuant to the Securities Purchase Agreement, dated December 2, 1994, as amended, relating to the Series A Preferred Stock and (ii) the securities entitled to registration pursuant to the Stock Purchase Agreement, dated as of September 6, 1996, between the Company and Mutual Service Casualty Insurance Company.

        Registrable Shares: (a) the shares of Common Stock issued or issuable upon exercise of the Warrants and (b) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassification, recapitalization, or similar events); provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement,
Section 4(1) of the Securities Act, or Rule 144 under the Securities Act. Wherever reference is made in this Warrant to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common stock issuable upon exercise of the Warrants even if such exercise has not yet been effected.

        Registration Expenses: the expenses described in section 6.4.

        Registration Statement: a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their


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

successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

        Requisite Holders of Warrants: the holders of at least 66 2/3% of all the Warrants at the time outstanding determined on the basis of the number of shares of Common Stock deliverable upon exercise thereof.

        Restricted Securities: (a) any Warrants bearing the applicable legend set forth in section 5.1, (b) any shares of Common Stock which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

        Securities Act: the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

        Series A Preferred Stock: the Series A Convertible Preferred Stock, no par value, of the Company.

        Series B Preferred Stock: the Series B Convertible Preferred Stock, no par value, of the Company.

        Stockholders: the meaning specified therefor in the Purchase Agreements.

        Stockholders Agreement: the Amended and Restated Stockholders Agreement, dated as of November 25, 1996, among the Company and the stockholders of the Company, as amended from time to time.

        Subsidiary: any Company, association or other business entity at least 50% (by number of votes) of the Voting Common Stock of which is at the time owned by the

Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

        Voting Common Stock: with respect to any Company, association or other business entity, stock of any class or classes (or equivalent interest) , if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such Company, association or business entity, even if the right so to vote has been suspended by the happening of such a contingency.

        Warrant Price: the meaning specified in section 2.1.

        Warrantholders: Eldon Capital, Incorporated and each subsequent holder from time to time of any Warrants or any Registrable Shares.

        Warrants: the meaning specified in the opening paragraphs of this Warrant.

        10. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

        11. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a Stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or Stockholders of the Company or otherwise.

        12. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered by hand or courier service, or mailed by registered or certified mail, return receipt requested, or sent by facsimile transmission, addressed (a) if to any holder of any Warrant or any holder of any Common Stock, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its General Counsel, at its principal office, provided that the exercise of any Warrant shall be effected in the manner provided in section 1.

        13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in this Warrant, other than those applicable solely to the Warrants and the holders thereof, shall inure to the benefit of and be enforceable by any holder or holders at the time of any Common Stock issued upon the exercise of Warrants, whether so expressed or not. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

        14. Expiration; Notice. The right to exercise this Warrant shall expire at 3 P.M., New York City time, on November 25, 2004.


                                    DIRECT GENERAL CORPORATION


                                    By: /s/ James R. Tuerff
                                    ---------------------------
                                    Name: James R. Tuerff
                                    Title: President and Chief Executive Officer





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